Exhibit 99.3

USAA MUTUAL FUND BUSINESS

(A Business of United Services Automobile Association)

Condensed Combined Financial Statements

As of March 31, 2019 and December 31, 2018, and for the three months ended March 31, 2019 and 2018
(Unaudited)

USAA MUTUAL FUND BUSINESS

Condensed Combined Balance Sheets

(Dollars in thousands)

	March 31, 2019 (Unaudited)	December 31, 2018 (Audited)
Assets
Cash and cash equivalents	$36,951	$36,042
Advisory and administration fees receivable	27,530	26,652
Deferred income taxes receivable, net	6,757	7,681
Software and equipment, net	1,152	1,641
Other assets	2,853	3,503
Total assets	$75,243	$75,519

Liabilities and Parent's Equity
Liabilities:
Accrued personnel expenses	$22,446	$41,459
Payable to members and custodians	27,448	26,381
Payable to affiliates	18,569	17,387
Accounts payable and accrued expenses	8,840	10,911
Total liabilities	77,303	96,138

Parent's Equity:
Net Parent Investment	(2,060)	(20,619)
Total Parent's equity (deficit)	(2,060)	(20,619)

Total liabilities and Parent's equity (deficit)	$75,243	$75,519

See accompanying notes to the condensed combined financial statements.

USAA MUTUAL FUND BUSINESS

Condensed Combined Statements of Operations

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Advisory fees	$74,213	$78,773
Administration fees	44,536	45,284
Total revenues	118,749	124,057
Expenses
Account servicing expenses	39,542	41,244
Compensation and benefits	27,639	28,559
Data processing and communications	17,845	16,483
General and administrative	12,663	12,460
Advertising	3,828	3,728
Other expenses	4,695	4,150
Total expenses	106,212	106,624
Income before income taxes	12,537	17,433
Income tax expense	2,985	4,334
Net income	$9,552	$13,099

See accompanying notes to the condensed combined financial statements.

USAA MUTUAL FUND BUSINESS

Condensed Combined Statements of Parent’s Equity (Deficit)

(Dollars in thousands)

(Unaudited)

	Net Parent Investment
	2019	2018
Balance at January 1	$(20,619)	$(31,416)
Net income	9,552	13,099
Net transfers from Parent	9,007	14,934
Balance at March 31	$(2,060)	$(3,383)

See accompanying notes to the condensed combined financial statements.

USAA MUTUAL FUND BUSINESS

Condensed Combined Statements of Cash Flows

(Dollars in thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net income	$9,552	$13,099
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of software and equipment	489	681
Deferred income tax expense	924	436
Net change in:
Advisory and administration fees receivable	(878)	(328)
Other assets	650	(59)
Accrued personnel expenses	(19,013)	(28,818)
Payable to members and custodians	1,067	(2,802)
Payable to affiliates	1,182	520
Accounts payable and accrued expenses	(2,071)	(1,957)
Net cash provided by (used in) operating activities	(8,098)	(19,228)
Cash flows from financing activities:
Net transfers from Parent	9,007	14,934
Net cash provided by (used in) financing activities	9,007	14,934
Net increase (decrease) in cash and cash equivalents	909	(4,294)
Cash and cash equivalents at beginning of period	36,042	29,129
Cash and cash equivalents at end of period	$36,951	$24,835

See accompanying notes to the condensed combined financial statements.

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

(1)   Description of the business

On November 6, 2018, United Services Automobile Association (USAA or the Parent) entered into a definitive stock purchase agreement to sell the USAA Mutual Fund Business (collectively, we, us, the Business or the Company), which includes the asset management of the USAA Mutual Funds, transfer agency operations, third party distribution of the USAA Mutual Funds, and the asset management of the 529 college savings plan, to Victory Capital Holdings, Inc. (Victory) a publicly traded investment management firm. Per the agreement, the Business will be sold to Victory for $850,000, plus the opportunity for additional contingent payments based on future performance of the Business. The transaction is expected to close in the third quarter of 2019. The accompanying carve-out financial statements (Condensed Combined Financial Statements) were prepared for the purpose of providing Victory historical information to comply with the rules and regulations of the Securities and Exchange Commission (SEC) under Rule 3-05 of Regulation S-X.

The Business provides investment advisory services, administration and shareholder servicing services and transfer agent services for the USAA Mutual Funds and exchange-traded funds (ETFs) that are underwritten and distributed by USAA Investment Management Company. The Business also serves as administrator for a 529 college savings plan offered to USAA members and contracts with third-party intermediaries to offer the USAA Mutual Funds on their platforms. USAA members primarily includes active duty, retired, or honorably discharged United States military personnel and their families. Historically, the results of operations of the Business have been reported in the Parent’s consolidated financial statements.

(2)   Basis of Presentation

Historically, the USAA Mutual Fund Business operated as a business within consolidated USAA, rather than as a standalone company or a separate, distinguishable subsidiary. Consequently, the accompanying Condensed Combined Financial Statements of the Business have been prepared on a stand-alone basis derived from the consolidated financial statements and accounting records of USAA. These Condensed Combined Financial Statements, as of March 31, 2019 and December 31, 2018, and for the three months ended March 31, 2019 and 2018 are presented as carve-out financial statements, and reflect the combined historical results of operations, financial position and cash flows of the Business, in conformity with accounting principles generally accepted in the United States (U.S. GAAP). Our financial position, results of operations and cash flows represented in the accompanying Condensed Combined Financial Statements may not be indicative of what they would have been had we been a separate standalone entity during the periods presented, nor are they necessarily indicative of the Business’ future results of operations, financial position and cash flows.

The Condensed Combined Balance Sheets reflect, among other things, all of the assets and liabilities of USAA that are directly attributable to the Business. Certain receivables and payables have been allocated to the Business based on a ratio applicable to the specific nature of the receivable or payable. We are not a legal obligor to any third-party and have not entered into affiliate debt arrangements for which we would include short or long-term debt in the accompanying Condensed Combined Balance Sheets. Additionally, USAA’s debt has not been allocated to us for any of the periods presented.

The Condensed Combined Statements of Operations include all revenues and costs directly attributable to the Business. The results of operations also include expense allocations for services and certain support functions that are provided on a centralized basis within USAA such as legal, human resources, information systems, marketing and various other USAA corporate functions that are routinely allocated to the Business and reflected in the Condensed Combined Statements of Operations line items to which the service pertains. This is more fully described in note 4A, Transactions with affiliates - Allocated costs.

There is no formal equity instrument of the Business held by USAA or any other party. Accordingly, Net Parent Investment in the Business is shown in lieu of Stockholder’s Equity. Transactions and allocations between USAA and the Business

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

are reflected in equity in the Condensed Combined Balance Sheet as Net Parent Investment and in the Condensed Combined Statements of Cash Flows as a financing activity in Net transfers from Parent. The majority of transactions and allocations between USAA and the Business have been deemed paid between the parties, in cash, in the period in which the transaction or allocation was recorded in the Condensed Combined Financial Statements. These transactions exclude balances under certain contracts with affiliates that, as per the terms of the Stock Purchase Agreement will be assigned to Victory. These are more fully described in note 4B, Transactions with affiliates - Other transactions with affiliates.

Income taxes presented within these financial statements are provided for under the separate return method. The separate return method provides an allocation of current and deferred income taxes to the Company that is systematic, rational and consistent with the asset and liability method prescribed by the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740,  Income Taxes, as if the Company was a separate taxpayer. The allocation is required because, historically, the Company’s operations have been included in the consolidated tax returns filed by USAA, and taxes have been allocated to the Company based upon a written tax allocation agreement.

Our portion of current income taxes payable is deemed to have been remitted to USAA in the period the related tax expense was recorded. Our portion of current income taxes receivable is deemed to have been remitted to us by USAA in the period to which the receivable applies only to the extent that we could have recognized a refund of such taxes on a stand-alone basis under the law of the relevant taxing jurisdiction.

The Condensed Combined Financial Statements may not include all of the actual expenses that would have been incurred had the Business operated as a standalone company during the periods presented. All of the allocations and estimates in the Condensed Combined Financial Statements are based on assumptions that management of USAAand the Business believe are reasonable. Actual costs that would have been incurred if the Business had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, such as the division of shared services in legal, human resources, information systems and marketing, among others.

The Condensed Combined Financial Statements as of March 31, 2019, and for the three months ended March 31, 2019 and 2018, have not been audited by independent accountants, but in the opinion of management, reflect all adjustments necessary for a fair presentation of our financial position and results of operations. All such adjustments were of a normal and recurring nature. The Condensed Combined Financial Statements have been prepared in accordance with guidelines for interim financial information under ASC 270, Interim Reporting. Accordingly, the financial statements do not include all of the information and footnotes required by U.S. GAAP for complete financial statements and should be read in conjunction with the Annual Audited Combined Financial Statements and notes thereto, for the year ended December 31, 2018. Operating results for the interim periods disclosed herein are not necessarily indicative of the results that may be expected for a full year or any future period.

(3)   Significant accounting policies and pronouncements

A.   Basis of combination

The Condensed Combined Financial Statements of the Business have been prepared in accordance with U.S. GAAP. The significant accounting policies described below, together with the other notes that follow, are an integral part of the Condensed Combined Financial Statements. In preparing the Condensed Combined Financial Statements, all significant intercompany accounts and transactions within the Business have been eliminated. All significant intercompany transactions with the Parent are deemed to have been settled in the period incurred through Net Parent Investment, unless otherwise identified and discussed in note 4, Transactions with affiliates.

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

B.   Advisory and administration fees receivable

Advisory and administration fees receivable consists of the monthly accrual of amounts earned for the management and administration of customer accounts. Advisory and administration fee revenue is recognized in the month the services are provided and settled by the following month.

C.   Payable to members and custodians

Payable to members and custodians consists of payable balances related to the sale and purchase of mutual fund units by USAA members and are pending settlement of cash proceeds. The corresponding cash balances related to these transactions are included in cash and cash equivalents within the Condensed Combined Balance Sheets.

D.   Income taxes

Deferred income taxes are recognized for the future federal and state consequences of “temporary differences” between the financial statement carrying amounts and the respective tax bases of existing assets and liabilities. Deferred income taxes are measured by applying enacted statutory tax rates applicable to the future years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax receivables and payables of a change in tax rates is recognized in operations in the period that includes the enactment date. The settlement of tax obligations is assumed in the period incurred and included in Net Parent Investment. State tax returns are filed by the Parent, where applicable, and the resulting state income taxes are reflected in the Condensed Combined Financial Statements.

Valuation allowances are established when management determines that it is more likely than not that some portion, or all, of existing deferred tax receivables will not be realized.

The Tax Cuts and Jobs Act (TCJA), enacted on December 22, 2017, continues to have a favorable impact on the Company’s effective tax rate primarily as a result of the reduced corporate tax rate.

E.   Revenue recognition

Advisory fees represent amounts earned for the management of customer advisory accounts. The advisory fee revenue is comprised of a base fee based on average net assets and a performance adjustment applicable to certain equity and fixed income funds based on the performance of the fund relative to the benchmark index. The advisory fees are accrued monthly and settled the following month.

Administration fees represent mutual fund account administration revenue, service fees, record keeping fees and internal distribution revenues. The administration fee income is mainly based on a fixed percentage rate and assets under management as agreed under the contract fee schedule. Administration fees are billed on a monthly basis and collected on the last day of the month.

Certain fee income is recorded using estimates and subject to adjustment when billed. The variance between the estimated and billed revenue is reviewed on a regular basis and adjustments made as required.

The majority of advisory revenue and administration revenue earned by the Business is based on providing services to the USAA Mutual Funds, under an Investment Advisory Agreement and Administration and Servicing Agreement. In accordance with the agreements, we provide investment recommendations and administrative and settlement services for each fund. We earned, from USAA, advisory fees and administration fees of $73,091 and $43,705 for the three months ended March 31, 2019 and $77,630 and $44,650 for the three months ended March

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

31, 2018, which is included in Advisory fees and Administrative fees, respectively, in the Condensed Combined Statements of Operations.

F.    Net Parent Investment

Parent’s equity (deficit) on the Condensed Combined Balance Sheets represents USAA’s net investment in the Business and is presented as “Net Parent Investment” in lieu of stockholder’s equity. The Condensed Combined Statements of Parent Equity (Deficit) include net cash transfers and other intercompany transactions between USAA and the Business as well as intercompany receivables and payables between USAA and the Business that are considered settled on a current basis. USAA performs cash management and other treasury related functions on a centralized basis for nearly all of its legal entities, which includes the Mutual Fund Business. All intercompany transactions, including dividends effected through Net Parent Investment in the accompanying Condensed Combined Balance Sheets were considered cash receipts and payments and are reflected in financing activities in the accompanying Condensed Combined Statements of Cash Flows. Refer to note 4C, Transactions with affiliates - Net Parent Investment, for further details.

G.   New accounting pronouncements issued and adopted

During the three months ended March 31, 2019 and 2018,  none of the Accounting Standards Updates (ASUs) to the FASB Codification with adoption dates during this period impacted our financial statements.

H.   New accounting pronouncements issued but not yet effective

The following accounting updates to the FASB Codification have been issued but are not yet effective for us:

•

ASU 2014-09, Revenue from Contracts with Customers (Topic 606); ASU 2015-14, Revenue from Contracts with Customers Deferral of the Effective Date; ASU 2016-08, Revenue from Contracts with Customers: Principal versus Agent Considerations (Reporting Revenue Gross versus Net); ASU 2016-10, Revenue from Contracts with Customers:  Identifying Performance Obligations and Licensing; ASU 2016-11, Revenue Recognition and Derivatives and Hedging: Rescission of SEC Guidance Because of Accounting Standards Updates 2014-09 and 2014-16 Pursuant to Staff Announcements at the March 3, 2016 EITF Meeting; ASU 2016-12, Revenue from Contracts with Customers: Narrow-Scope Improvements and Practical Expedients; ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers;

•	ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments.

ASU 2014-09  (with effective date updated by ASU 2015-14 and guidance clarified in subsequent ASUs) replaces revenue recognition requirements in Topic 605, Revenue Recognition, including an assortment of transaction- specific and industry-specific rules. The ASU establishes a principles-based model under which revenue from a contract is allocated to the distinct performance obligations within the contract and recognized in income as each performance obligation is satisfied. The guidance also requires improved disclosures to help users of financial statements better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The ASU does not apply to rights or obligations associated with financial instruments (for example, interest income from loans or investments, or interest expense on debt). It also does not apply to insurance or lease contracts. The ASU allows for two adoption methods: either, (1) a company will apply the rules to all contracts existing in all reporting periods presented, subject to certain allowable exceptions (full retrospective approach); or, (2) a company will apply the rules to all contracts existing as of January 1, recognizing in beginning retained earnings an adjustment

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

for the cumulative effect of the change and providing additional disclosures comparing results to previous rules (modified retrospective approach).

The ASU is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. Based on the modified retrospective approach, for the interim period ending March 31, 2019, adoption of the ASU would have resulted in the reclassification of certain contractual rebates to customers in the amount of $1,047 to be recorded as a reduction to Revenue - Advisory fees in our Condensed Combined Statements of Operations with an equal and offsetting reduction to Account servicing expenses in our Condensed Combined Statements of Operations. The adoption would also have resulted in expanded quantitative and qualitative footnote disclosures for revenues related to Advisory fees and Administration fees.

ASU 2016-13 requires enhanced financial statement disclosures and introduces a new impairment model for financial instruments based on historical experience, current conditions and supportable forecasts. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption within certain parameters is permitted. We continue to evaluate the impact of the ASU and available adoption methods. The financial impact of adopting the ASU is yet to be determined. Planning and initial implementation efforts for the ASU are on target for adoption at the effective date above.

(4)   Transactions with affiliates

A.   Allocated costs

Historically, the Business has been managed and operated by USAA, and its operations and results are primarily derived from USAA’s consolidated financial statements. As such, USAA and certain of its subsidiaries have provided certain corporate and shared services to the Business, such as rental of office space, utilities, mail processing, data processing, printing, salaries,  employee benefits, and corporate staffing services.  The directly-attributable service costs of the Business and certain shared service cost allocations are included within the Condensed Combined Statements of Operations and are based upon various formulas or affiliate agreements between USAA and its various subsidiaries, with the net amounts pertaining to the Business included in expenses.

The expense and reimbursement allocations are reflected in the Condensed Combined Statements of Operations line  items to which the services pertain,  are recognized in the period incurred, and are presented in accordance with the USAA cost allocation agreements. The amount of allocated expenses incurred for the three months ended March 31, 2019 and 2018 was $47,661 and $45,323, respectively.

These amounts are included in the Condensed Combined Statements of Operations as follows:

	Three Months Ended March 31,
	2019	2018
Compensation and benefits	$14,170	$13,737
Data processing and communications	16,396	14,840
General and administrative	11,913	11,751
Advertising	3,733	3,539
Other expenses	1,449	1,456
Total expenses	$47,661	$45,323

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

All receivables and payables between the Business and other USAA subsidiaries are deemed to be effectively settled at the time the transactions are consummated and have been accounted for through Net transfers from Parent in the Condensed Combined Financial Statements.

B.   Other transactions with affiliates

We are party to a Services and Cost Allocation Agreement with USAA Investment Management Company (IMCO), for costs paid on our behalf. Under this agreement, we paid $25,286 and $24,413 in expenses during the three months ended March 31, 2019 and 2018, respectively. These expenses are recognized within the various Condensed Combined Statements of Operations lines to which the services pertain. Payables to affiliates associated with this agreement were $9,737 and $8,461 as of March 31, 2019 and December 31, 2018 respectively in our Condensed Combined Balance Sheets.

We have entered into a Selected Dealer Agreement with IMCO. Under the terms of the agreement we pay IMCO for its distribution and servicing with respect to its brokerage accounts that hold shares of USAA Mutual Funds. The Business provides investment advisory services and transfer agent services for the USAA Mutual Funds that are underwritten and distributed by USAA. During the three months ended March 31, 2019 and 2018, we incurred $10,930 and $10,749, respectively, in Account servicing expenses in our Condensed Combined Statements of Operations. The Payable to affiliates associated with this agreement was $3,835 and $3,681, as of March 31, 2019 and December 31, 2018, respectively in our Condensed Combined Balance Sheets.

We also hold an Agency Agreement with IMCO whereby IMCO serves as limited agent by performing shareholder servicing and sub-transfer agency services for its brokerage customers invested in USAA Mutual Funds. Under this agreement, we compensate IMCO for these services by passing through to IMCO the transfer agency fees we receive from the USAA Mutual Funds. In accordance with this agreement we earned administration fees of $8,709 and $8,452 during the three months ended March 31, 2019 and 2018, respectively, which are offset equally by the related expenses incurred and reported in Account servicing expenses in our Condensed Combined Statements of Operations. The Payable to affiliates associated with this agreement was $2,654 and $2,977 as of March 31, 2019 and December 31, 2018, respectively, in our Condensed Combined Balance Sheets and an offsetting receivable balance is included in Advisory and administration fees receivable in our Condensed Combined Balance Sheets.

As discussed above, we have contracted for certain services from USAA and certain of its subsidiaries. A portion of these services relate to subscription platforms and research tools that directly support the management of USAA Mutual Funds. The outstanding payables for this portion of services are not deemed to have been settled. Accordingly, the Payable to affiliates associated with this agreement was $2,343 and $2,268 as of March 31, 2019 and December 31, 2018, respectively in our Condensed Combined Balance Sheets.

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

C.   Net Parent Investment

The components of the Net transfers from Parent are as follows:

	Three Months Ended March 31,
	2019	2018

Cash pooling and other financing activities	$11,068	$18,832
Income taxes settled through Net Parent Investment	(2,061)	(3,898)
Net transfers from Parent	$9,007	$14,934

(5)   Fair value

FASB guidance on fair value measurements establishes a three-level valuation hierarchy for disclosure of assets and liabilities measured at fair value. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - Inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets and liabilities that can be accessed at the measurement date.

Level 2 - Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly.

Level 3 - Inputs to the valuation methodology are unobservable for the asset or liability. We do not currently have any material financial instruments utilizing Level 3 inputs.

The fair value of the Company's financial instruments, including Cash and cash equivalents, Advisory and administration fees receivable, Payable to members and custodians, Payable to affiliates and Accounts payable and accrued expenses approximate their carrying amounts because of the short-term maturity of these instruments, with Cash and cash equivalents considered level 1 and Advisory and administration fees receivable, Payable to members and custodians, Payable to affiliates and Accounts payable and accrued expenses considered level 2 fair value measurements.

(6)   Income taxes

The effective tax rate was 24% and 25% for the three months ended March 31, 2019 and 2018, respectively. The difference between the U.S. federal statutory tax rate of 21% and the effective tax rate for these periods, is primarily due to state tax expenses.

As stated in note 3D, Significant accounting policies and pronouncements - Income taxes, the TCJA continues to have a favorable impact on the effective tax rate for the Company. The Business is exclusively operated in the U.S. and has no operations in non-U.S. jurisdictions. Thus, the effects of the mandatory repatriation and other U.S. international tax provisions of the TCJA do not immediately have a material impact on our Condensed Combined Financial Statements.

As previously discussed in note 2, Basis of presentation, although we were historically included in consolidated income tax returns of USAA, our income taxes are computed and reported herein under the “separate return method.” Use of the separate return method may result in differences when the sum of the amounts allocated to stand-alone tax provisions are compared with amounts presented in financial statements. In that event, the related deferred tax receivables and payables could be significantly different from those presented herein.

USAA MUTUAL FUND BUSINESS

Notes to the Condensed Combined Financial Statements

(Dollars in thousands)

(Unaudited)

As of March 31, 2019 and December 31, 2018, the Company determined that it has no material uncertain tax positions, interest or penalties as defined within ASC 740 and accordingly no additional ASC 740 disclosures are required.

The tax years ending December 31, 2018, 2017, 2016 and 2015 remain subject to federal examination and the tax years ending December 31, 2010 through December 31, 2018 remain subject to state examination, however, the Company does not believe it is reasonably possible that the total amount of unrecognized tax benefits will significantly change within the next 12 months.

(7)   Commitments and contingencies

The Business is party to various lawsuits and claims generally incidental to our business. The ultimate disposition of these matters is not expected to have a significant adverse effect on our Condensed Combined Balance Sheets or Condensed Combined Statements of Operations.

(8)   Subsequent events

The date to which events occurring after March 31, 2019 have been evaluated for possible adjustment to the Condensed Combined Financial Statements or disclosure is May 10, 2019, which is the date on which the Condensed Combined Financial Statements were available to be issued.